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                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 2000 on the consolidated financial statements of Triton Cellular Partners, L.P. and Subsidiaries and our report dated December 10, 1999 on the financial statements of Point Telesystems, Inc. included in Rural Cellular Corporation and subsidiaries Form 8-K/A dated June 13, 2000 and to all references to our Firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
     June 19, 2000


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